UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Pain Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pain Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2013

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 16, 2013 at 10:00 a.m., local time, at the Company’s offices located at 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731 for the following purposes:

1.	To elect Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013 (Proposal Two);

3.	To approve, by a non-binding advisory vote, the 2012 executive compensation for the Company’s executive officers; and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 2, 2013 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Michael J. O’Donnell

Michael J. O’Donnell

Secretary

Austin, Texas

April 2, 2013

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 12, 2013. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2013 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2013:

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

PAIN THERAPEUTICS, INC.

7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we may refer to as the “Company” in this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company’s offices located at 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731, Thursday, May 16, 2013, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (512) 501-2444.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2012, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report on Form 10-K will first be mailed on or about April 12, 2013 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 7801 N CAPITAL OF TEXAS HIGHWAY, SUITE 260, AUSTIN, TEXAS, 78731, ATTENTION: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 2, 2013 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 45,332,131shares were issued and outstanding and 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at its principal offices (Attention: Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

Voting

There are differing vote requirements for the approval of the various proposals, as follows:

•	Proposal One: The directors will be elected by a plurality vote of the shares of the Company’s common stock. See Proposal One — Election of Two Class I Directors — Vote Required.

•

Proposals Two and Three: The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and the non-binding advisory vote on executive compensation will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions will not be counted either for or against these proposals.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2013;

•	to approve the 2012 executive compensation for the Company’s executive officers; and

•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission

(the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2014 Annual Meeting of Stockholders must be received by the Company no later than December 9, 2013. A copy of the relevant bylaw provisions related to stockholder proposals is available upon written request to: 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731, Attention: Investor Relations.

How to Obtain Directions to Location of Annual Meeting of Stockholders

Our Annual Meeting of Stockholders is being held at the time and place set forth above under the heading “General”. You can obtain directions to attend the Annual Meeting by contacting the Company at (512) 501-2444.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and the Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

PROPOSAL ONE

ELECTION OF TWO CLASS I DIRECTORS

Nominees

The Company’s Board of Directors has seven authorized directors and currently consists of seven members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•

Class I consists of Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell, who will serve until the 2013 Annual Meeting of Stockholders and who stand for re-election as Class I directors at such meeting;

•	Class II consists of Robert Z. Gussin, Ph.D. and Saira Ramasastry, who will serve until the 2014 Annual Meeting of Stockholders; and

•	Class III consists of Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D., who will serve until the 2015 Annual Meeting of Stockholders.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as such in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class I Director are Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell. Biographical information for the nominees can be found below in the section entitled “Directors and Executive Officers.”

The Company is not aware of any reason that the nominees will be unable or will decline to serve as director. The term of office of an individual elected as director will continue until the Company’s Annual Meeting of Stockholders held in 2016 or until a successor has been elected and qualified. Other than the relationships noted in the section “Employment and Severance Arrangements,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The director will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidate receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as director of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS II AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2013

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2013, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Principal Accountant Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories were:

	Years Ended December 31,
	2012	2011
Audit Fees	$400,000	$434,275
Audit Related Fees	—	—
Tax Fees	22,000	20,000
Other Fees	—	—

	$422,000	$454,275

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2012 and 2011. Audit fees include fees associated with the Annual Reports on Form 10-K (including fees associated with attestation pursuant to the Sarbanes-Oxley Act of 2002); the Quarterly Reports on Form 10-Q and all services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Tax fees include tax compliance services. The Company did not incur audit-related fees or other fees in the years ended December 31, 2012 or 2011.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting. All services for audit and tax fees for the years ended December 31, 2012 and 2011 as set forth in the table above were pre-approved by the Company’s Audit Committee.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short term and long term basis. This proposal provides stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation practices and principles.

In 2012, our stockholders approved, in and advisory vote, the 2011 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

In addition, in 2011, our stockholders recommended that the advisory vote on executive compensation be held every year. Accordingly, we have included Proposal Three for consideration at our 2013 Annual Meeting of Stockholders.

Stockholders should consider the compensation programs and their implementation included in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure below, and cast a non-binding vote either to endorse or not endorse our executive compensation programs through the following resolution:

“RESOLVED: That the compensation paid to the Company’s named executive officers in 2012, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby approved.”

This vote is being provided pursuant to Section 14A of the Exchange Act. While the vote does not bind our Board of Directors to any particular action, the Board expects to take into account the outcome of this vote in considering future compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE PROPOSAL TO APPROVE, IN A NONBINDING ADVISORY VOTE,

THE 2012 EXECUTIVE COMPENSATION FOR THE COMPANY’S EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, the Class II Director, each Class III Director and the executive officers of the Company, their ages and positions with the Company as of the Record Date.

Name	Age	Position
Remi Barbier	53	President, Chief Executive Officer, Chairman of the Board of Directors and Class III Director
Nadav Friedmann, Ph.D., M.D.	70	Chief Medical and Operating Officer and Class I Director
Peter S. Roddy	53	Vice President and Chief Financial Officer
Grant L. Schoenhard, Ph.D.	68	Chief Scientific Officer
Robert Z. Gussin, Ph.D. (1)(2)(3)	75	Class II Director
Michael J. O’Donnell, Esq. (3)	54	Class I Director and Secretary
Saira Ramasastry (1)(3)	37	Class II Director
Sanford R. Robertson (1)(2)(3)	81	Class III Director
Patrick J. Scannon, M.D., Ph.D. (3)	65	Class III Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Meets the definition of independence under the NASDAQ Stock Market LLC listing standards.

There is no family relationship between any director or executive officer of the Company.

Remi Barbier, the Company’s founder, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, Inc., a chemistry company, and EnzyMed, Inc. (now owned by Albany Molecular Research, Inc.), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis, Inc. from January 1996 to May 1998. Mr. Barbier was Vice President of Corporate Development and Clinical Project Manager of Xoma Corporation, a biotechnology company, from 1993 to 1995. Mr. Barbier is a trustee of the Carnegie Institute of Washington and is on the Advisory Board of the California Institute for Quantitative Biosciences. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

Nadav Friedmann, Ph.D., M.D. has served as a director since 1998. Dr. Friedmann has served as Chief Operating Officer since October 2001 and Chief Medical and Operating Officer since 2004. Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry. Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to 2000, and was a consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to 1997. From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at Xoma Ltd. (formerly Xoma Corporation). From 1980 to 1991, Dr. Friedmann held various leadership positions with Johnson & Johnson (“J&J”), including the position of Vice President and Head of Research of the J&J Biotechnology Center. Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories. Dr. Friedmann received his M.D. from the Albert Einstein College of Medicine and his Ph.D. in Biochemistry from the University of California, San Diego.

Peter S. Roddy has served as Chief Financial Officer since 2002 and as Vice President and Chief Financial Officer since 2004. From 1990 to 2002, Mr. Roddy held a variety of senior management positions at COR Therapeutics, Inc., a biopharmaceutical company, including Senior Vice President, Finance and Chief Financial Officer between 2000 and 2002. Prior to 1990, Mr. Roddy held a variety of positions at Price Waterhouse & Company, Hewlett Packard Company and MCM Laboratories, Inc. Mr. Roddy is a director of Vermillion, Inc., a publicly-held medical diagnostics company. Mr. Roddy received his B.S. in Business Administration from the University of California, Berkeley.

Grant L. Schoenhard, Ph.D. has served as Chief Scientific Officer since 2001. From 2000 to 2001, Dr. Schoenhard was the Vice President of Preclinical Development. During 2000, Dr. Schoenhard was a consultant and provided pharmacodynamic research and development services to various organizations. From 1998 to 2000, Dr. Schoenhard was Senior Director of Pharmacokinetics, Drug Metabolism and Pharmacology at Genentech, Inc., a biotechnology company. From 1974 to 1998, Dr. Schoenhard held various management positions, including Executive Director of Pharmacokinetics, Drug Metabolism and Radiochemistry at Searle, a pharmaceutical company owned by Monsanto Corporation. Dr. Schoenhard was also Adjunct Professor of Pharmacology, School of Medicine, University of Pennsylvania for a number of years. Dr. Schoenhard received his B.S. from Michigan State University and his M.S. and Ph.D. from Oregon State University.

Robert Z. Gussin, Ph.D. has served as a director since March 2003. Dr. Gussin worked at J&J for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000. Prior to assuming this role, Dr. Gussin worked at J&J’s McNeil division for 12 years, most recently as Vice President, Research and Development and Vice President, Scientific Affairs. From 1967 to 1974, Dr. Gussin held various research positions with Lederle Laboratories, a pharmaceutical company. Dr. Gussin sits on the Board of Directors of Duquesne University and the advisory boards of the Duquesne University Pharmacy School and the University of Michigan Medical School Department of Pharmacology. Dr. Gussin received his B.S. and M.S. degrees and D.Sc. with honors from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Michael J. O’Donnell, Esq. has served as a director since 1998. Mr. O’Donnell has been a member of the law firm of Morrison & Foerster, LLP since January 2011. From 1993 to January 2011, Mr. O’Donnell was a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Morrison & Foerster, LLP is the Company’s corporate counsel and provides legal services to the Company. Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Mr. O’Donnell received his J.D., cum laude, from Harvard University and his B.A. from Bucknell University, summa cum laude.

Saira Ramasastry has served as a director since February 2013. Prior to 2013, Ms. Ramasastry was an advisor to the Company. Since 2009 she has served as Managing Partner of Life Sciences Advisory, LLC, a life science company advisory business. From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Company, Inc., an investment banking firm. From 1997 to 1998, she was a financial analyst in the M&A group at Wasserstein Perella & Co., an investment banking firm. Ms. Ramasastry serves on the Board of Directors of Sangamo Biosciences, Inc., a publicly-held biopharmaceutical company, the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research and the Board of Directors of the American Liver Foundation. She received a B.A. in Economics with Honors and Distinction and an M.S. in Management Science and Engineering from Stanford University, Phi Beta Kappa, as well as an M. Phil. in Management Studies from the University of Cambridge.

Sanford R. Robertson has served as a director since 1998. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson is a director of Salesforce.com, a publicly-held provider of enterprise cloud computing applications, Dolby Laboratories, Inc., a publicly-held entertainment technology company and RPX, Inc., a publicly-held provider of patent risk solutions. Mr. Robertson received his B.A. and M.B.A. degrees with distinction from the University of Michigan.

Patrick J. Scannon, M.D., Ph.D. has served as a director since 2007. Dr. Scannon is a director of and one of the founders of XOMA, Ltd. Dr. Scannon has been Executive Vice President, Chief Biotechnology Officer of XOMA Ltd. since 2006. From 1993 to 2006, Dr. Scannon served as Chief Scientific and Medical Officer of XOMA, Ltd. Dr. Scannon received his Ph.D. in organic chemistry from the University of California, Berkeley and his M.D. from the Medical College of Georgia.

Board Structure

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors, and with an Audit Committee and Compensation Committee for oversight of specific areas of responsibility, discussed further below. The Company does not have a lead independent director. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy (including the use of outsourcing for certain activities) and its focus on drug research and development. The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks. The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Board Qualifications and Nominations

The Board of Directors requires of itself and selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. In addition, the Board of Directors and director nominees are expected to have appropriate management or scientific experience that would be relevant to our current and expected future direction, a track record of accomplishment and a commitment to ethical business practices. The particular experience, qualification or skills of each member of the Board of Directors that led the Board of Directors to conclude that the individual should serve as a director are:

Director	Key Qualifications
Remi Barbier	Experience as President, Chief Executive Officer, Chairman of the Board of Directors since the inception of the Company. Helped in the growth and founding of several biotechnology companies.

Nadav Friedmann, Ph.D., M.D.	Experience as Chief Medical and Operating Officer of the Company. Additional experience as President and CEO and other executive roles at other pharmaceutical and biotechnology companies as an executive officer.

Robert Z. Gussin, Ph.D.	Experience in executive roles at J&J and as a director or as advisor to a number of academic institutions.

Michael J. O’Donnell, Esq.	Experience as a member of law firms and as counsel and advisor to numerous public and private biopharmaceutical and life sciences companies.

Saira Ramasastry	Experience as founder and managing director of a biotechnology advisory firm, in global healthcare investment banking and strategic advisory consulting, as a director of a public company and a director or advisor to a number of academic or biotechnology institutions.

Sanford R. Robertson	Experience as founder and director of investment banks and funds and as a director to public companies.

Patrick J. Scannon, M.D., Ph.D.	Experience as a founder and executive of a biopharmaceutical company.

The Board of Directors evaluates all proposed director nominees and incumbent directors before nomination, including the slate of director nominees proposed by the Board of Directors to our stockholders for election and any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. The Board of Directors utilizes its own resources to identify qualified candidates to join the Board of Directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm would be paid a fee. The Board of Directors determined that a Nominating Committee was not necessary, and that it was in the best interest of the Company to continue to directly oversee the activities and responsibilities that might be delegated by the Board of Directors to a Nominating Committee. All of the Company’s members of the Board of Directors may participate in the consideration of director candidates. The approval of at least a majority of the independent directors on the Board of Directors is required to nominate a director candidate for a position on the Company’s Board of Directors. Such independent directors are identified below in the section entitled: “Certain Relationships and Related Party Transactions — Independence of Directors.”

The Board of Directors has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that our Board of Directors can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

Board Meetings

The Board of Directors of the Company held a total of four meetings during the fiscal year 2012. No director serving throughout fiscal year 2012 attended fewer than 80% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Barbier, Dr. Friedmann, Mr. O’Donnell, Mr. Robertson, and Dr. Scannon attended all meetings of the Board of Directors.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend annual meetings of the Company’s stockholders. Three directors attended the 2012 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

We do not have a written policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company at IR@paintrials.com or by writing to us at Pain Therapeutics, Inc., Attention: Investor Relations, 7801 N Capital of Texas Highway, Suite 260, Austin, Texas, 78731. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Board Committees

The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, and a standing Compensation Committee. Mr. Barbier is the Company’s Chairman of the Board of Directors, President and Chief Executive Officer. The Board of Directors does not have a lead director or a standing Nominating Committee.

The Audit Committee consisted of directors Dr. Gussin, Mr. Robertson and Dr. Scannon in 2012. Ms. Ramasastry was appointed to the Audit Committee in 2013 and replaced Dr. Scannon on such committee. The Board of Directors of the Company has determined that these individuals are independent as defined under the NASDAQ Stock Market LLC listing standards as well as the SEC rules. The Board of Directors has also determined that Mr. Robertson is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.paintrials.com. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held four meetings during fiscal 2012.

The Compensation Committee consists of directors Dr. Gussin and Mr. Robertson. The Board of Directors of the Company has determined that these individuals are independent as defined under the NASDAQ Stock Market LLC listing standards. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.paintrials.com. The Compensation Committee held three meetings during fiscal 2012.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No Compensation Committee member has been an officer or employee of the Company while a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 15, 2013, certain information with respect to the beneficial ownership of the Company’s Common Stock by:

•

any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities (a “5% Holder”);

•	each director and each nominee for director to the Company;

•	each of the executive officers named in the Summary Compensation Table appearing herein;

•	and all executive officers, directors and nominees for director of the Company as a group.

The number of shares and percentage of common stock outstanding are based on the aggregate of 45,332,131 shares of Common Stock outstanding as of February 15, 2013, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Common Stock Outstanding
5% Holders
Visium Asset Management, LP (2)	4,350,000	7.7%
888 Seventh Avenue
New York, NY 10019
BVF, Inc. (2)	3,257,327	5.8%
900 North Michigan Avenue, Suite 1100
Chicago, IL 60611
BlackRock, Inc. (3)	2,542,722	4.5%
40 East 52nd Street
New York, NY 10022
Burlingame Asset Management, LLC. (2)	2,333,848	4.1%
One Market Street, Suite 3750,
San Francisco, California 94105
Directors and Executive Officers
Remi Barbier (4)	10,665,036	18.9%
Nadav Friedmann, Ph.D., M.D. (5)	3,259,076	5.8%
Peter S. Roddy (6)	1,445,974	2.6%
Grant L. Schoenhard, Ph.D. (7)	1,014,447	1.8%
Sanford R. Robertson (8)	800,196	1.4%
Robert Z. Gussin, Ph.D. (9)	566,263	1.0%
Michael J. O’Donnell, Esq. (10)	333,143	*
Saira Ramasastry	—	*
Patrick J. Scannon, M.D., Ph.D. (11)	248,826	*
All directors, executive officers and nominees for director as a group (9 persons) (12)	18,332,961	32.5%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address for directors and executive officers is the Company’s address.
(2)	Based on a Schedule 13G as filed with the SEC and dated February 14, 2013.

(3)	Based on a Schedule 13G as filed with the SEC and dated February 11, 2013.
(4)	Includes (i) 3,996,507 shares issuable pursuant to options exercisable within 60 days of February 15, 2013, (ii) 231,026 shares issuable pursuant to options exercisable within 60 days of February 15, 2013 by Mr. Barbier’s spouse, who is an employee of the Company and (iii) 2,114,1255 shares held by members of Mr. Barbier’s immediate family. Mr. Barbier is also a 5% Holder.
(5)	Includes 2,952,333 shares issuable pursuant to options exercisable within 60 days of February 15, 2013 and 1,000 shares held in trust by Dr. Friedmann for a member of Dr. Friedmann’s family.
(6)	Includes 1,364,026 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(7)	Includes 947,916 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(8)	Includes 523,366 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(9)	Includes 566,263 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(10)	Includes 319,175 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(11)	Includes 248,826 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
(12)	Includes 10,918,412 shares issuable pursuant to options exercisable within 60 days of February 15, 2013.
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s Common Stock, adjusted as required by the rules promulgated by the SEC.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis. Our compensation programs reflect the following objectives:

•	to attract and retain high-performing executive talent;

•	to encourage corporate behavior that is consistent with our values and goals;

•	to create financial incentives for superior performance;

•

to balance the achievement of corporate and individual goals, whereby individual executives are rewarded for the performance of the business functions for which they are responsible in addition to our overall performance;

•	to ensure that our executive compensation programs are competitive with those of regional companies in our industry, so that we can continue to attract, retain and motivate executive talent; and

•	to encourage the development of a diverse executive talent pool and continuity of leadership.

These objectives include qualitative factors that strengthen our ability to meet long-term growth, such as demonstrated leadership ability, management development, ensuring compliance with laws, regulations and our policies, and anticipating and responding to changing conditions.

We do not have a set policy for allocating long-term and currently-paid compensation. Each year, our Compensation Committee determines the amount and allocation of long-term and currently-paid compensation and cash and non-cash compensation for executive officers. We believe there is no single source of data that provides the information sought by the Compensation Committee to arrive at these determinations. We have relied on data from a number of sources, including a review of internally generated industry surveys; the experience and knowledge of members of the Compensation Committee, Board of Directors and senior management; and additional factors such as recent market trends and general business conditions. Survey data from prior years that we use include compensation information regarding publicly-held companies in our industry that are similar in size, breadth, stage of development or complexity to us.

While none of these sources of data are prescriptive per se, each source helps the Compensation Committee evaluate the appropriateness of total compensation for each executive at a particular point in the Company’s life cycle. For example, a certain position may be highly strategic for a period of time and we believe it may therefore be desirable to pay that position closer to the level of a chief executive officer during that period of time.

To assist the Compensation Committee with its responsibilities, we provide briefing materials prepared or summarized by management. Our Chief Executive Officer participates in the collection and dissemination of briefing materials and interacts with the Compensation Committee in reviewing some of the elements of yearly performance and compensation of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee makes all final determinations as to compensation levels for executive officers.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock related compensation. We believe that compensation from one component should not offset or reduce compensation from another component.

Base Salary. We offer a base salary to attract and retain qualified executive officers. Base salaries are based on broad salary ranges that take into consideration a number of factors, including:

•	an executive’s job responsibilities,

•	individual performance,

•	our corporate performance,

•	competitive market data and

•	our total compensation expense.

Changes to base salary vary according to individual contributions to our success and comparisons to similar positions here and at other comparable companies.

In mid 2012, after reviewing each executive’s job responsibilities, individual performance, our corporate performance, competitive market data and our total compensation expense, the annualized salary of Mr. Barbier was increased from $650,000 to $700,000 and the salaries of Dr. Friedmann, Mr. Roddy and Dr. Schoenhard were not changed.

Bonuses. Each executive officer is eligible for an annual cash bonus. We provide such bonuses to motivate executive officers to perform on behalf of general corporate goals and to perform in their areas of responsibility. We do not have a policy of prospectively establishing annual target bonuses or bonus criteria. Each individual executive officer’s bonus for the prior year is determined through an evaluation of overall corporate performance with a particular focus on our progress since the prior year’s bonus determination in the areas of research and development, finance and other operations. In its evaluation of performance in mid-2012, the Compensation Committee considered corporate development activities and the progress in preclinical development activities. As a result of this evaluation, the Compensation Committee determined the bonus payments for 2012 of $400,000 for Mr. Barbier, $225,000 for Dr. Friedmann, $100,000 for Mr. Roddy and $125,000 for Dr. Schoenhard.

We did not purchase or generate updated internal survey data in connection with the review of bonus compensation in 2012. We have not paid bonuses to our executive officers in 2013.

Stock Related Compensation. Stock related compensation includes both stock option grants and other types of equity awards within the terms of our 2008 Equity Incentive Plan, or “the Equity Plan”.

Each executive officer is eligible for stock option grants. Such grants are intended to link executive rewards with stockholder value over time. Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options to our executive officers. We view stock options as one of the more important components of our long-term, performance-based compensation philosophy. We provide options through initial grants at or near the date of hire and through subsequent periodic grants. Options for executive officers are granted, vest and become exercisable at such time as determined by our Board of Directors. Generally, stock option grants are exercisable over a four year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grants are based on ranges that take into consideration an executive’s job responsibilities and competitive market data. For subsequent periodic grants, the Compensation Committee evaluates performance based on each individual’s contribution to the long-term success and growth of the Company, the Company’s performance based on the factors discussed above and the motivational value of additional incremental stock option grants. No stock options are granted in the absence of satisfactory performance. Stock option grants generally terminate shortly after an executive officer terminates employment. We grant periodic additional stock options:

•	to reflect the individuals’ ongoing contributions;

•	to create an incentive to remain with us; and

•	to provide a long-term incentive to achieve or exceed our financial goals.

In granting stock options in the current year, we may consider the cumulative benefit of stock options granted in prior years. We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information. We have not re-priced any of our options and do not intend to re-price or otherwise adjust options in the event that fair market value of our common stock declines below an option grant price. In 2012, after review of each individual’s ongoing contributions to the Company, Mr. Barbier, Dr. Friedmann, Mr. Roddy and Dr. Schoenhard received options to purchase 350,000, 150,000, 70,000 and 70,000 shares of our common stock, respectively. We have not granted any options to the named executive officers in 2013.

In December 2012, stock options and Performance Awards outstanding under the 2008 Equity Plan were automatically modified to prevent diminution of the benefit of the options and Performance Awards for nondividend distributions to stockholders. In addition, the Compensation Committee of our Board of Directors modified the options outstanding under the 1998 Equity Incentive Plan to prevent diminution of the benefit of these options from the distributions on the same basis as the modifications made to options and restricted stock units under the 2008 Equity Plan. No taxable income resulted from these modifications.

Cash bonuses and Stock related Compensation tied to Performance based milestones.

Termination of previously established incentive programs. In June 2012, the Committee terminated a Milestone Compensation Program for the Company’s senior officers, including the named executive officers, which had been established in December 2010 and terminated the Long Term Incentive Plan for the Company’s named executive officers, which had been established in 2008.

Long Term Compensation Plan. In June 2012, the Committee established specific goals for the Company’s senior officers, including the named executive officers, under a Long Term Compensation Plan (the “LTCP”). The purpose of the LTCP is to advance the Company’s interests by providing performance based equity compensation to:

•	encourage senior executives to more closely identify with stockholders’ interests;

•	achieve operating and financial results consistent with the Company’s long range business plan; and

•	provide a vehicle to attract and retain key executives who are responsible for growing the Company’s business.

This program is subject to amendment or termination at any time by the Company’s Board of Directors or the Committee.

Under the LTCP, the named executive officers are eligible to receive cash payments and vest in performance based stock awards within the terms of the Company’s 2008 Equity Incentive Plan, or Performance Awards, related to:

•	regulatory approval of the New Drug Application for REMOXY® (oxycodone) Extended-Release Capsules CII (the “NDA Approval”), and

•	filing of a New Drug Application for a drug formulation of either (a) hydrocodone or (b) either hydromorphone or oxymorphone (a “NDA Filing”).

For the NDA Approval, Mr. Barbier would receive $400,000 and vest in 400,000 Performance Awards, Dr. Friedmann would receive $200,000 and vest in 261,475 Performance Awards, Mr. Roddy would receive $75,000 and vest in 98,053 Performance Awards and Dr. Schoenhard would receive $100,000 and vest in 130,737 Performance Awards. For a NDA Filing, Mr. Barbier would receive $200,000 and vest in 261,475 Performance Awards, Dr. Friedmann would receive $100,000 and vest in 130,737 Performance Awards, Mr. Roddy would receive $25,000 and vest in 32,684 Performance Awards and Dr. Schoenhard would receive $50,000 and vest in 65,368 Performance Awards.

Other performance related goals. The Committee also established two performance related goals tied to a specific confidential internal development program (the “Program”). Under the Program, the named executive officers are eligible to receive cash payments and Performance Awards, related to: (1) Initial Program completion, and (2) an award to the Company of third party funding related to the Program (a “Program Award”). The goal related to Initial Program Completion was completed in 2012 and Mr. Barbier received $150,000 and 150,000 Performance Awards, Dr. Friedmann received $75,000 and 75,000 Performance Awards, Mr. Roddy received $25,000 and 15,000 Performance Awards and Dr. Schoenhard received $25,000 and 15,000 Performance Awards. For a Program Award, Mr. Barbier would receive $250,000 and vest in 326,844 Performance Awards, Dr. Friedmann would receive $100,000 and vest in 130,737 Performance Awards, Mr. Roddy would receive $50,000 and vest in 26,147 Performance Awards and Dr. Schoenhard would receive $25,000 and vest in 19,610 Performance Awards.

In order to receive a cash award or common stock from a Program Award under the LTCP or the Program:

•	the plan participant must be an employee in good standing at the time of the award; and

•	the Compensation Committee must endorse whether such performance goal has been reached.

Any personal tax obligations resulting from equity awards are the responsibility of the award recipient. We expect to issue certain shares net of applicable individual taxes, which reduce the number of shares issued without reducing the amount of taxable compensation to the award recipient. The difference between the equity awards vested and the number of shares issued net of taxes for equity awards are returned to the 2008 Equity Incentive Plan.

Other Compensation

Executive officers are eligible for other benefits in each case on generally the same basis as other employees, subject to applicable law.

Employee Medical and Welfare Benefit Plans: Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance. We add to taxable income of each Named Executive an amount representing the premium for term life insurance.

2000 Employee Stock Purchase Plan: Our Named Executives are eligible to participate in our 2000 Employee Stock Purchase Plan, or ESPP. During 2012, Dr. Friedmann purchased 5,730 shares and Mr. Roddy purchased 4,942 shares, both pursuant to the ESPP. We may terminate the ESPP at any time.

401(k) Plan: We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code. We have not matched any pre-tax contributions to the 401(k) Plan.

Paid Time Off: Our executive officers do not accrue vacation benefits available to our other employees, but do receive other paid time off benefits on the same basis as other employees.

We do not offer any of our employees a pension plan, retirement plan or other forms of compensation or perquisites paid out upon retirement.

Post-Employment Obligations

We have an employment agreement with Mr. Barbier and employment offer letters with Dr. Schoenhard and Mr. Roddy that provide for payments related to termination without cause. The primary basis for selecting termination without cause for triggering payment was that such terms are deemed necessary in attracting and retaining high-performing executive talent.

For additional information on the specific terms and conditions of these employment arrangements, see the discussion in the section entitled “Employment and Severance Arrangements” of this proxy statement.

Accounting and Tax Considerations

Generally, the expense related to an option grant or award is established at the time of awards for purposes of financial reporting and recognized as appropriate over the period of time covered by the option grant or award. Our financial statements include more information regarding accounting for stock options. In 2010 and 2012, stock options and Performance Awards outstanding under the 2008 Equity Plan were automatically modified to prevent diminution of the benefit of the options and Performance Awards for special nondividend distributions to stockholders. In addition, the Compensation Committee of our Board of Directors modified the options outstanding under the 1998 Equity Incentive Plan to prevent diminution of the benefit of these options from the distributions on the same basis as the modifications made to options and restricted stock units under the 2008 Equity Plan. Modifying options outstanding under the 1998 Equity Incentive Plan resulted in additional non-cash equity related compensation expense of $1.8 million in 2012 and $14.8 million in 2010. No taxable compensation resulted from these modifications.

The tax deductions related to equity awards are generally determined in the future, usually at the time of exercise or sale of the underlying stock from stock options or at the time of vesting of other equity awards. These tax deductions may be more or less than the amount of the underlying expense recorded for financial reporting purposes. We cannot predict the amount of tax deductions we earn in the future, if any, because the deductions are based on the fair market value of our common stock on the date when the tax deduction is earned.

Under current U.S. tax law, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. We plan to take actions, as necessary, to ensure that our stock option plans and executive annual cash bonus plans qualify for exclusion. In addition, distributions under severance arrangements with an executive officer can only be made after six months after separation from service. We have endeavored and will continue to endeavor to structure our compensation arrangements to comply with current U.S. tax laws.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. We have an insider trading policy that establishes certain restrictions on trading windows.

As we succeed in achieving approval for and commercializing our drug candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2012 Say on Pay Advisory Vote

In 2012, our stockholders approved, in an advisory vote, the 2011 compensation paid to the Company’s named executive officers. We considered this approval in our review of our compensation programs and in providing compensation for our executive officers in 2012.

Summary Compensation Table

The following table sets forth information regarding compensation for each of the executive officers named in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
Remi Barbier	2012	677,083	550,000	654,000	1,344,204	—	2,513	3,227,800
President, Chief Executive Officer and Chairman of the Board	2011	629,167	350,000	450,000	1,466,850	250,000	1,932	3,147,949
	2010	600,000	300,000	204,050	3,827,497	250,000	149,789	5,331,336

Nadav Friedmann, Ph.D., M.D.	2012	250,000	300,000	327,000	803,674	—	10,120	1,690,794
Chief Medical and Operating Officer and Director	2011	250,000	225,000	100,000	733,425	125,000	5,334	1,438,759
	2010	250,000	225,000	29,150	3,781,867	125,000	112,477	4,523,494

Peter S. Roddy	2012	300,000	125,000	65,400	377,443	—	2,346	870,189
Vice President and Chief Financial Officer	2011	300,000	100,000	150,000	342,265	—	109,075	1,001,340
	2010	300,000	100,000	87,450	1,027,149	100,000	1,932	1,616,531

Grant Schoenhard, Ph.D.	2012	250,000	150,000	65,400	264,574	—	6,668	736,642
Chief Scientific Officer	2011	250,000	125,000	—	342,265	75,000	112,477	904,742
	2010	250,000	125,000	—	1,127,171	—	5,334	1,507,505

Assumptions used in calculating the value of Stock Awards and Option Awards are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated herein by reference. For information about these awards, see section herein entitled “Compensation Discussion and Analysis.”

Included in Options Awards in 2012 and 2010 is non-cash equity related expense related to modifications to outstanding equity awards to prevent diminution of the benefit of the options and Performance Awards for nondividend distributions to stockholders in December 2012 and December 2010. No taxable compensation resulted from these modifications. All Other Compensation in 2012 includes life insurance premiums paid by us on behalf of the executive officers.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards during 2012 for each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Remi Barbier	6/8/2012				350,000	$4.36	$1,526,000
	6/8/2012	1,050,000	1,249,794	150,000		$—	$654,000

Nadav Friedmann, Ph.D., M.D.	6/8/2012				150,000	$4.36	$654,000
	6/8/2012	500,000	653,686	75,000		$—	$327,000

Peter S. Roddy	6/8/2012				70,000	$4.36	$305,200
	6/8/2012	175,000	189,568	15,000		$—	$65,400

Grant Schoenhard, Ph.D.	6/8/2012				70,000	$4.36	$305,200
	6/8/2012	225,000	281,083	15,000		$—	$65,400

Stock Awards reflects Restricted Stock Units, Performance Units or Restricted Stock awarded under our LTCP and the Program, as described in the section herein entitled “Compensation Discussion and Analysis”. The exercise price of Option Awards is equal to the fair market value on the date of grant. One forty-eighth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter. In December 2012, these stock options and Performance Awards outstanding were modified to prevent diminution of the benefit of the options and Performance Awards for nondividend distribution to stockholders in December 2012. Estimated Future Payouts Under Equity Incentive Plan Awards Target includes the effect of the automatic modifications. No taxable compensation resulted from these modifications.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding equity awards at December 31, 2012 held by each of the executive officers named in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Option/ Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
Remi Barbier	7/14/03	343,184	—	4.18	7/14/13
	7/14/04	428,981	—	4.54	7/14/14
	5/31/05	514,778	—	3.06	5/31/15
	6/19/06	514,778	—	4.88	6/19/16
	6/8/07	557,677	—	4.82	6/8/17
	6/13/08	557,677	—	4.39	6/13/18
	7/31/09	439,706	75,072	2.58	7/31/19
	9/1/10	289,562	225,216	3.41	9/1/20
	6/1/11	147,079	245,134	7.65	6/1/21
	6/8/12	57,197	400,384	3.34	6/8/22
	6/8/12					1,249,794	4,578,000
Nadav Friedmann, Ph.D., M.D.	7/14/03	214,490	—	4.18	7/14/13
	7/14/04	257,388	—	4.54	7/14/14
	5/31/05	343,185	—	3.06	5/31/15
	6/9/06	471,879	—	4.88	6/9/16
	6/8/07	514,754	—	4.82	6/8/17
	12/7/07	102,954	—	6.15	12/7/17
	6/13/08	514,777	—	4.39	6/13/18
	7/31/09	219,853	37,534	2.58	7/31/19
	9/1/10	144,784	112,603	3.41	9/1/20
	6/1/11	73,539	122,567	7.65	6/1/21
	6/8/12	24,515	171,591	4.36	6/8/22
	6/8/12					653,686	2,180,000
Peter S. Roddy	7/14/03	85,795	—	4.18	7/14/13
	7/14/04	171,591	—	4.54	7/14/14
	5/31/05	214,490	—	3.06	5/31/15
	6/9/06	214,488	—	4.88	6/9/16
	6/8/07	214,488	—	4.82	6/8/17
	6/13/08	214,489	—	4.39	6/13/18
	7/31/09	102,596	17,517	2.58	7/31/19
	9/1/10	67,566	52,547	3.41	9/1/20
	6/1/11	34,318	57,198	7.65	6/1/21
	6/8/12	11,439	80,076	4.36	6/8/22
	6/8/12					189,568	632,200
Grant Schoenhard, Ph.D.	7/14/03	211,916	—	4.18	7/14/13
	7/14/04	128,693	—	4.54	7/14/14
	6/19/06	128,692	—	4.88	6/19/16
	6/8/07	128,693	—	4.82	6/8/17
	6/13/08	128,693	—	4.39	6/13/18
	7/31/09	75,139	17,519	2.58	7/31/19
	9/1/10	67,566	52,547	3.41	9/1/20
	6/1/11	34,318	57,198	10.00	6/1/21
	6/8/12	11,439	80,076	4.36	6/8/22
	6/8/12					281,083	937,400

Stock Awards reflect Performance Awards under our LTCP and the Program. The LTCP and the Program and how these Stock Awards vest upon achievement of performance related goals are described in the section herein entitled “Compensation Discussion and Analysis”. Option Awards were granted with an exercise price equal to the fair market value on the date of grant. One forty-eighth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and stock vested during 2012 for each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Remi Barbier	—	—	150,000	792,000
Nadav Friedman, Ph.D., M.D.	—	—	75,000	396,000
Peter S. Roddy	—	—	15,000	79,200
Grant L. Schoenhard, Ph.D.	—	—	15,000	79,200

Employment and Severance Arrangements

We have an employment agreement with Mr. Barbier and employment offer letters with Dr. Schoenhard and Mr. Roddy, each of which include payments related to termination of employment without cause.

Employment Agreement with Remi Barbier

The employment agreement with Mr. Barbier automatically renews for consecutive one-year terms each July unless the Company or Mr. Barbier terminates the agreement 90 days prior to the end of the then current term or otherwise at any time on sixty days’ notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is our President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if we terminate his employment without cause. The agreement also provides that if we terminate Mr. Barbier for reasons other than cause we must pay him his base salary for 12 months, provide him continued participation in our medical and disability plans for 12 months and continuation of insurance policies covering Mr. Barbier as of the date of termination.

Mr. Barbier’s employment agreement defines “cause” as a termination for any of the following, unless cured within five business days of Mr. Barbier receiving notice of such event:

•	any intentional action or failure to act that was performed in bad faith and to the detriment of the Company;

•	any intentional action or failure to act in accordance with any lawful and proper direction or order of the Board of Directors;

•	any willful and habitual neglect of the duties of employment assigned by the Board of Directors; and

•	any felony conviction.

Under Mr. Barbier’s employment agreement, a termination for reasons “other than cause” also includes a resignation by Mr. Barbier for any of the following:

•	the assignment to or reduction of Mr. Barbier’s duties that results in a significant diminution in Mr. Barbier’s position or responsibilities;

•	the substantial reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to Mr. Barbier;

•	a reduction of Mr. Barbier’s base compensation, other than a bonus reduction resulting from application of a bonus plan or formula consistent with prior practice;

•	a material reduction in the kind or level of employee benefits available to Mr. Barbier that would result in his overall benefits package being significantly reduced;

•	the relocation of Mr. Barbier to a facility more than 25 miles from the then current location;

•	any termination of Mr. Barbier which is not effected for “cause,” for valid grounds or due to Mr. Barbier’s death or disability; or

•	any purported termination of Mr. Barbier’s employment without meeting the term-end 90 day prior notice requirements described above.

The cost of our post-employment obligations to Mr. Barbier cannot be determined until a termination has actually occurred. However, assuming Mr. Barbier’s employment was terminated for reasons other than cause on December 31, 2012, we would have had to pay Mr. Barbier approximately $700,000, $17,000 and $5,000 for base salary, medical and disability plan-related expenses and insurance policy expenses, respectively, pursuant to the employment agreement.

Offer Letters with Grant Schoenhard, Ph.D. and Peter Roddy

Under the terms of employment offer letters provided separately to Dr. Schoenhard and Mr. Roddy, we may terminate employment at any time for any reason or no reason. However, if we terminate employment without cause, a term not specifically defined in such offer letters, we must pay severance equal to the executive’s base salary until the sooner of the date that they secure employment, or the date that is three months after the date of their termination.

The cost of our post-employment obligations under these offer letters cannot be determined until a termination has actually occurred. However, assuming Dr. Schoenhard’s or Mr. Roddy’s employment was terminated without cause on December 31, 2012, and assuming further that, in either case, such individual did not secure employment within three months of such termination, we would have had to pay Dr. Schoenhard approximately $84,000 and Mr. Roddy approximately $75,000 pursuant to such arrangements.

Director Compensation

The following table sets forth all director compensation for 2012 for all directors who are not named executive officers.

Name	Option Awards ($)	Total ($)
Robert C. Gussin, Ph.D.	158,776	158,776
Michael J. O’Donnell, Esq.	95,016	95,016
Sanford R. Robertson	157,348	157,348
Patrick J. Scannon, M.D., Ph.D.	102,111	102,111

Assumptions made in the valuation of Option Awards are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated herein by reference. Option Awards includes non-cash equity related expense related to modifications to outstanding equity awards in connection with our $0.75 per share special nondividend distribution to stockholders in December 2012. No taxable compensation resulted from these modifications.

We reimburse our officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

Each non-employee director who serves as a director on the date of each Annual Stockholders Meeting automatically receives an option to purchase 25,000 shares of our Common Stock. A director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) automatically receives an option to purchase 25,000 shares of our Common Stock on the date he or she is appointed to the Board of Directors. All options automatically granted to non-employee directors will:

•	vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date;

•	be exercisable only while he or she remains a member of the Board of Directors;

•	have a term of 10 years; and

•	have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

In September 2012, the Board of Directors granted an option to purchase 15,000 shares of Common Stock at $3.37 per share (100% of the fair market value of the Common Stock on the date of grant) to each non-employee director then serving on a committee of the Board of Directors. These options vest as to 1/48th of the shares subject to such options each month from the date of grant, subject to each individual continuing to serve as a member of the Board of Directors on such date. These option grants have a term of 10 years.

Employee directors who meet the eligibility requirements may participate in our ESPP.

We maintain directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2012 through July 12, 2013 at a total annual cost of approximately $478,000. The primary carrier is U.S. Specialty Insurance Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The purpose of the Compensation Committee of the Board of Directors is, in part, to review and approve the compensation and benefits to be provided to the officers and directors of the Company and to administer the Company’s various stock plans and the issuance of stock options and other stock-related awards not pursuant to a plan. The Compensation Committee shall also make recommendations to the Board of Directors regarding adoption or modification of all stock plans.

One of the Compensation Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. In addition, the Compensation Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Robert Z. Gussin, Ph.D.
Sanford R. Robertson

Dated: March 15, 2013

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company in oversight and monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements under applicable securities law;

•	the independent registered public accounting firms’ qualifications, independence and performance; and

•	the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;

•

Discussed with Ernst & Young LLP, the independent auditor, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with Ernst & Young LLP the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Sanford R. Robertson, Audit Committee Chair

Robert Z. Gussin, Ph.D.

Patrick Scannon, M.D., Ph.D.

Dated: March 15, 2013

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that our executive officers and directors complied with all such applicable filing requirements during fiscal 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than fees and expenses incurred for legal services, described below, and compensation agreements and other arrangements which are described in “Employment and Severance Arrangements” and the indemnification agreements described below. In accordance with the charter of the Company’s Audit Committee, the Company’s policy is to require that any related party transactions be reviewed and approved by the Audit Committee.

Legal Services

During fiscal year 2012, Morrison & Foerster, LLP provided legal services to the Company. Mr. O’Donnell, a director of the Company, is a member of Morrison & Foerster, LLP. We incur expenses for legal services from Morrison Foerster, LLP that vary depending upon our legal needs. We believe the legal fees paid in 2012 to Morrison Foerster, LLP were less than 5% of the firm’s total gross revenues for its last completed fiscal year.

Independence of Directors

The Board of Directors has determined that directors Robert Z. Gussin, Ph.D., Michael J. O’Donnell, Esq., Saira Ramasastry, Sanford R. Robinson and Patrick J. Scannon, M.D., Ph.D. are each independent as defined under the NASDAQ Stock Market LLC listing standards. In determining the independence of Mr. O’Donnell, our Board of Directors reviews our relationship with Morrison & Foerster, LLP in conjunction with the applicable independence guidelines under the applicable listing standards of the NASDAQ Stock Market LLC. The Board of Directors has also determined that each member of the Compensation Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under NASDAQ Stock Market LLC listing standards, as well as applicable SEC rules.

Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, which require us to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 2, 2013

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PAIN THERAPEUTICS, INC.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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ENDORSEMENT LINE SACKPACK

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MR A SAMPLE

DESIGNATION (IF ANY)

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Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote In Person

Attend the Company’s Annual Meeting of Stockholders on May 16, 2013 at 10:00 a.m., local time, at the Company offices at 7801 N. Capital of X Texas Highway, Suite 260, Austin, Texas, 78731, and vote in person at the Meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [Graphic]

Annual Meeting Proxy Card

[Graphic] PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [Graphic]

A Proposals — DIRECTORS RECOMMEND VOTE “FOR” ITEMS 1-3.

1. Elect two (2) Class I Directors to serve for three-year terms

1a) Nadav Friedmann, Ph.D., M.D.

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1b) Michael J. O’Donnell, Esq. [Graphic]

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2. Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013

For Against Abstain

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3. Approve, by non-binding advisory vote, the 2012 executive compensation for the Company’s executive officers

For Against Abstain

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B Non-Voting Items

Change of Address — Please print new address below. Comments - Please print your comments below. [Graphic] [Graphic]

C Authorized Signatures —This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.

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Signature 1— Please keep signature within the box.

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Signature 2 — Please keep signature within the box.

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C 1234567890 J NT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2013 YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2013 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about April 12, 2013. You can vote your shares using one of the following methods:

•	Complete and return a written Proxy Card, or
•	Attend the Company’s 2013 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the Meeting. However, to ensure your representation at the Meeting, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose. Any Stockholder attending the Meeting may vote in person even if he or she has returned a Proxy Card.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 16, 2013

The Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm

[Graphic] PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [Graphic]

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Proxy—PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAIN THERAPEUTICS, INC.

The undersigned hereby appoints Remi Barbier and Peter S. Roddy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pain Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 16, 2013 at the Company offices at 7801 N. Capital of Texas Highway, Suite 260, Austin, Texas, 78731, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.